Exhibit 99.1

Footnotes to Form 4:

(1) This filing is being filed by the following Reporting Persons: (i) PEP VIII International Ltd. (“PEP International”), (ii) Providence Equity GP VIII L.P. (“PEP GP VIII”), (iii) PEP VIII (Scotland) International Ltd. (“PEP Scotland International”), (iv) Providence Equity GP VIII (Scotland) L.P. (“PEP GP Scotland”), (v) Providence Equity Partners VIII-A L.P. (“PEP VIII-A”), (vi) Providence Equity Partners VIII (Scotland) L.P. (“PEP Scotland”), (vii) PEP VIII Intermediate 5 L.P. (“PEP 5”), (viii) PEP VIII Intermediate 6 L.P. (“PEP 6”), (ix) PEP VIII Advertising Co-Investment L.P. (“PEP Advertising”), (x) PEP VIII GP LLC (“SPV GP”), (xi) PEP VIII-A SPV, L.P. (“PEP VIII-A SPV”), (xii) PEP VIII (Scotland) SPV, L.P. (“PEP Scotland SPV”), (xiii) PEP VIII SPV, L.P. (“PEP 5 SPV”), (xiv) PEP VIII-A AIV SPV, L.P. (“PEP 6 SPV”), and (xv) PEP VIII Co-Invest SPV, L.P. (“PEP Advertising SPV”, and together with PEP VIII-A SPV, PEP Scotland SPV, PEP 5 SPV and PEP 6 SPV, the “PEP SPVs”).

(2) PEP International is the sole general partner of PEP GP VIII which, in turn, is the sole member of SPV GP. SPV GP is the sole general partner of each of the PEP SPVs. PEP International, PEP GP VIII and SPV GP may be deemed to indirectly beneficially own the securities directly held by the PEP SPVs.

(3) PEP Scotland International is the sole general partner of PEP GP Scotland. PEP GP Scotland is the sole general partner of PEP Scotland. PEP GP VIII is the sole general partner of each of PEP VIII-A, PEP 5, PEP 6 and PEP Advertising. PEP GP VIII is also the holder of all of the equity interests in PEP Scotland International. PEP VIII-A SPV is a subsidiary of PEP VIII-A, PEP Scotland SPV is a subsidiary of PEP Scotland, PEP 5 SPV is a subsidiary of PEP 5, PEP 6 SPV is a subsidiary of PEP 6 and PEP Advertising SPV is a subsidiary of PEP Advertising.

(4) On September 3, 2025, PEP VIII (Scotland) SPV, L.P., PEP VII Co-Invest SPV, L.P., PEP VIII SPV, L.P., PEP VIII-A AIV SPV, L.P. and PEP VIII-A SPV, L.P. sold 34,791 shares, 1,527,273 shares, 3,377,747 shares, 1,154,496 shares and 2,305,693 shares of Common Stock, respectively, for $18.06 per share in an unregistered block trade pursuant to Rule 144 under the Securities Act of 1933, as amended.

(5) Directly held by Michael J. Dominguez, who is a director of PEP International and a director of the Issuer. Any securities issued to Mr. Dominguez for his service as a director of the Issuer are held by Mr. Dominguez for the benefit of funds or entities affiliated with PEP International.

(6) Each Reporting Person disclaims beneficial ownership of the securities reported herein for purposes of Section 16 of the Securities Exchange of 1934, as amended, or for any other purpose, except to the extent of its respective pecuniary interest therein, if any.